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                                                                 Exhibit 10.16

                   FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT
                                 BY AND BETWEEN
                      ALEXANDRIA REAL ESTATE EQUITIES, INC.
                                       AND
                  HEALTH SCIENCE PROPERTIES HOLDING CORPORATION


         THIS FIRST AMENDMENT dated March 10, 1999 (the "Amendment"), to the Share Exchange Agreement (the "Share Exchange Agreement"), dated as of February 26, 1999, by and between Alexandria Real Estate Equities, Inc., a Maryland corporation ("Alexandria"), and Health Science Properties Holding Corporation, a Maryland Corporation (the "Company").

                                   WITNESSETH

         WHEREAS, pursuant to the Share Exchange Agreement, it is intended that the Company will exchange (the "Exchange") all of the shares of common stock, par value $.01 per share ("Alexandria Common Stock"), of Alexandria Real Estate Equities, Inc., a Maryland corporation ("Alexandria"), held by the Company (1,765,923 shares) (the "Old Alexandria Shares") for (x) a number of newly issued shares of Alexandria Common Stock (the "New Alexandria Shares") equal to the number of Old Alexandria Shares less the Assumed Loan Shares and the Discount Shares, and (y) the assumption by Alexandria of the obligations of Holdings under a margin account loan in the principal amount of $3,100,000, plus interest accruing thereon and all other amounts owed by Holdings with respect thereto (the "Obligation"), which Obligation is secured by 250,000 Old Alexandria Shares; and

         WHEREAS, Alexandria and the Company have agreed that, in order to facilitate the consummation of the Exchange, it is appropriate to modify the sequence of events leading to such consummation and to provide for certain other matters;

         NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, the parties hereto agree as follows:

         SECTION 1.1 As used herein, unless otherwise defined, defined terms shall have the meanings ascribed to them in the Share Exchange Agreement.

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         SECTION 1.2 Consummation of the Exchange shall occur in the following order:

         (a) On March 10, 1999, following approval of the Exchange by the Company Stockholders, Alexandria will assume the Obligation (the "Assumption"), pursuant to the Instrument of Assignment and Assumption in the form annexed hereto as Exhibit A (which supersedes the form thereof annexed to the Share Exchange Agreement);

         (b) On or after March 11, 1999, Alexandria will discharge the Obligation in full and Alexandria and the Company will consummate the remaining transactions comprising the Exchange.

         SECTION 1.3 If the issuance of the New Alexandria Shares in exchange for the Old Alexandria Shares, as provided for in Section 2.1 of the Share Exchange Agreement as part of the Exchange, does not take place, and if the Exchange does not in any event occur on or before March 15, 1999, the Assumption will be of no force or effect, and the Company will remain solely liable for the Obligation.

         SECTION 1.4 In anticipation of the consummation of the Exchange on March 11, 1999, and in reliance on information provided to Alexandria regarding the total amount of the Obligation through such date, Alexandria caused the issuance of certificates evidencing in the aggregate 1,620,527 New Alexandria Shares, for delivery to the Company at the Closing. Alexandria is now advised that the total amount of the Obligation is less than previously anticipated, requiring the delivery to the Company of an additional 384 New Alexandria Shares (the "Additional Shares"), Alexandria covenants that it will cause the Transfer Agent for the Alexandria Common Stock to issue certificates representing the Additional Shares within 72 hours of the Closing and deliver such certificates to the Company.

         SECTION 1.5 The Company covenants that, upon receipt of the certificates representing the Additional Shares, it will deliver to Cedars Bank, as escrow agent under the Escrow Agreement, a certificate representing an additional 38 New Alexandria Shares, pursuant to Section 2.2 of the Share Agreement, which Section provides that 10% of the New Alexandria Shares received in the Exchange will be deposited in the Escrow Account.

         SECTION 1.6 Except as modified hereby, all other provisions of the Share Exchange Agreement remain in full force and effect.



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         SECTION 1.7 This Agreement may be executed in counterparts all of which, when executed by each of the parties hereto, will constitute one and the same agreement.

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         IN WITNESS WHEREOF each party has caused this Agreement to be duly executed by its respective authorized officers or representatives as of the day and year first above written.


                                    ALEXANDRIA REAL ESTATE EQUITIES, INC.


                                    By:     /s/ Joel S. Marcus
                                       -------------------------------------
                                            Name:  Joel S. Marcus
                                            Title: Chief Executive Officer

                                    HEALTH SCIENCE PROPERTIES HOLDING COR-
                                    PORATION


                                    By:     /s/ Jerry M. Sudarsky
                                       -------------------------------------
                                            Name: Jerry M. Sudarsky
                                            Title: Chairman of the Board



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